Exhibit 10.39

VERITONE, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Veritone, Inc. (the “Corporation”):

Optionee:  Christopher J. Oates

Grant Date:  May 11, 2017

Vesting Commencement Date:  May 11, 2017

Exercise Price:  $15.00 per share

Number of Option Shares:  84,000 shares of Common Stock

Expiration Date:  May 10, 2027

Type of Option:		Incentive Stock Option

	X	Non-Statutory Stock Option

Exercise Schedule: The Option shall vest and become exercisable with respect to, (i) twenty-five percent (25%) of the Option Shares upon Optionee’s completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee’s completion of each additional month of Service over the thirty-six (36)-month period measured from the first anniversary of the Vesting Commencement Date. The Option shall not become exercisable for any additional Option Shares following Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of (1) the Veritone, Inc. 2014 Stock Option/Stock Issuance Plan (the “Plan”) and (2) the Stock Option Agreement attached hereto as Exhibit A and incorporated herein by reference, and Optionee further agrees to be bound by the terms of the Plan and the Stock Option Agreement. Optionee hereby acknowledges receipt of a copy of the Plan Summary and Prospectus for the Plan, a copy of which is attached as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

MARKET STAND-OFF PROVISION. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO A MARKET STAND-OFF RESTRICTION, THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK OPTION AGREEMENT.

At Will Employment. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: May 11, 2017

VERITONE, INC.

By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne, EVP and General Counsel

/s/ Christopher J. Oates
OPTIONEE NAME: Christopher J. Oates

Address:

Attachments:

Exhibit A  -  Stock Option Agreement

Exhibit B  -  Plan Summary and Prospectus

VERITONE, INC.

STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability.

(a) This option, together with the Option Shares during the period prior to exercise, shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more Family Members as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b) If this option is designated a Non-Statutory Option in the Grant Notice, then this option, together with the unexercised Option Shares, shall be subject to the same transfer restrictions as set forth in Paragraph 3(a), except that such option, together with the underlying unexercised Option Shares, may be assigned in whole or in part during Optionee’s lifetime by gift or pursuant to a domestic relations order to one or more of Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such Family Members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6. In addition, in the event of termination of Optionee’s Service as a Board Member by reason of the Corporation’s failure to nominate Optionee for reelection as a Board Member other than for Misconduct, this option shall automatically vest and become exercisable with respect to 100% of the Option Shares on the date of such termination.

5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b) Should Optionee die while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or, if applicable, the person to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3 shall have the right to exercise this option. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c) Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee’s cessation of Service, vested and exercisable pursuant to the Exercise Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 4 or Paragraph 6. No additional Option Shares shall vest and become exercisable, whether pursuant to the normal Exercise Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 4 or Paragraph 6, following Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any Option Shares for which the option has not been exercised.

(e) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in conduct constituting Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6. Change in Control.

(a) Should a Change in Control occur during Optionee’s period of Service, then the Option Shares at the time subject to this option, as determined by the Plan Administrator in its sole discretion, may be (i) assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) replaced with a cash retention program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Change in Control (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout of that spread in accordance with the same Exercise Schedule applicable to those unvested Option Shares as set forth in the Grant Notice. Notwithstanding the foregoing, no such cash retention program shall be established for this option (or any other option granted to Optionee under the Plan) to the extent such program would otherwise be deemed to constitute a deferred compensation arrangement subject to the requirements of Code Section 409A and the Treasury Regulations thereunder. Any escrow, holdback, earn-out or similar provisions in the agreement effecting the Change in Control may apply to a cash retention program described in clause (ii) above to the same extent and in the same manner as such provisions apply to a holder of a share of Common Stock, as determined by the Plan Administrator.

(b) If (i) this option is not assumed, continued or replaced in accordance with Paragraph 6(a) or (ii) this option is to be assumed, continued or replaced upon a Change in Control but Optionee is not requested or invited to continue as a Director of the Company or its successor for any reason other than his Misconduct, then this option shall, immediately prior to the effective date of the Change in Control, become vested and exercisable with respect to all the shares of Common Stock at the time subject to this option, and may be exercised for any or all of those shares as fully-vested shares of Common Stock. If this option, as so accelerated, remains outstanding at the time of a Change in Control, Optionee shall be entitled to receive, upon consummation of the Change in Control, a cash payment in an amount equal to the spread existing on the Option Shares that are vested and exercisable at the time of the Change in Control (the excess of the Fair Market Value of those shares over the aggregate exercise price payable for such shares), if any. However, the option shall be subject to cancellation and termination in its entirety, without cash payment or other consideration due the award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control is less than the per share exercise price in effect for such option. Any escrow, holdback, earn-out or similar provisions in the agreement effecting the Change in Control shall apply to any such cash payment to the same extent and in the same manner as such provisions apply to a holder of a share of Common Stock.

(c) Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(d) If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent that the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the Plan Administrator may, in its sole discretion, provide in the document evidencing the Change in Control that the successor corporation (or parent thereof) shall, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

(e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Corporation’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding shares of Common Stock as a result of a spin-off transaction or extraordinary distribution, then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive.

8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the Purchased Shares, subject to the Market Stand-Off.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Deliver to the Corporation a notice of exercise in the manner and form specified by the Corporation from time to time (or comply with such other procedures as the Corporation may establish for notifying the Corporation of the option exercise) (the “Exercise Notice”), for the Option Shares for which the option is exercised.

(ii) Pay the aggregate Exercise Price for the Purchased Shares in one or more of the following forms:

(A) cash or check made payable to the Corporation; or

(B) in shares of Common Stock valued at Fair Market Value on the Exercise Date and held by Optionee (or any other person or persons exercising the option) for the period (if any) necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes; or

(C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the Purchased Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise

Price payable for the Purchased Shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the Purchased Shares (in certificate or book entry form) directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Exercise Notice delivered to the Corporation in connection with the option exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of applicable securities laws.

(v) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

10. Transfer Restrictions.

(a) Restriction on Transfer. Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares in contravention of the Market Stand-Off.

(b) Transferee Obligations. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Paragraph 10 and that the transferred shares are subject to the Market Stand-Off to the same extent such shares would be so subject if retained by Optionee.

(c) Market Stand-Off.

(i) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed the greater of: (a) one hundred eighty (180) days, or (b) if required by such underwriter, such longer period of time as is necessary to enable the underwriter to issue a research report, analyst recommendation or opinion in accordance with the then-applicable rules and regulations of the Financial Regulatory Authority, Inc. and the applicable stock exchange, but in no event in excess of two hundred ten (210) days following the effective date of the registration statement relating to such offering. The Market Stand-Off shall in no event be applicable to any underwritten public offering effected after May 11, 2019 and all of the transfer restrictions and other obligations of this Paragraph 10 shall lapse at 5 pm Pacific time on May 11, 2019.

(ii) Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

(iii) Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

(d) Stop Transfer. In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

(e) Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Paragraph 10.

(f) Survival. The provisions of this Paragraph 10 shall survive any exercise of this option.

11. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

12. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that state’s conflict-of-laws rules.

16. Stockholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

17. Code 409A Waiver and Release.

(a) Optionee hereby agrees and acknowledges that the Board has taken reasonable steps to value the Common Stock and to set the Exercise Price at the Fair Market Value per share of Common Stock on the Grant Date so that the option will not be treated as an item of deferred compensation subject to Code Section 409A. However, because the Common Stock is not readily tradable on an established securities market as of the Grant Date, there can be no assurance that the Exercise Price is at least equal to the Fair Market Value per share of Common Stock on the Grant Date. Were the Internal Revenue Service to conclude that the Exercise Price is in fact less than such Fair Market Value and that the option is accordingly subject to Code Section 409A, then Optionee would be subject to the following adverse tax consequences:

(i) As the option vests in accordance with the Exercise Schedule, Optionee would immediately recognize taxable income for federal income tax purposes equal to the amount by which the Fair Market Value of the Option Shares which vest at that time exceeds the Exercise Price payable for those shares. The Corporation would also have to collect from Optionee the federal income and employment taxes which must be withheld on that income. Taxation would occur in this manner even though the option remains unexercised.

(ii) Optionee may also be subject to additional income taxation and withholding taxes on any subsequent increases to the Fair Market Value of the Option Shares purchasable under the vested option until the option is exercised or cancelled as to those Option Shares.

(iii) In addition to normal income taxes payable as the option vests, Optionee would also be subject to an additional tax penalty equal to 20% of the amount of income Optionee recognizes under Code Section 409A when the option vests and may also be subject to such penalty as the underlying Option Shares subsequently increase in Fair Market Value over the period the option continues to remain outstanding.

(iv) There will also be interest penalties if the resulting taxes are not paid on a timely basis.

(b) Optionee hereby further agrees and acknowledges that Optionee may incur the same or similar tax consequences, including (without limitation) a second penalty tax, under state income tax laws. Optionee accepts the risk of any unfavorable tax consequences under applicable state laws to options granted with an Exercise Price less than the Fair Market Value of the Option Shares on the Grant Date.

(c) Optionee hereby agrees to bear the entire risk of such adverse federal and state tax consequences in the event the option is deemed to be subject to Code Section 409A and hereby knowingly and voluntarily, in consideration for the grant of the option, waives and releases any and all claims or causes of action that Optionee might otherwise have against the Corporation and/or its Board, officers, employees or stockholders arising from or relating to the tax treatment of the option under Code Section 409A and the corresponding provisions of any applicable state income tax laws and shall not seek any indemnification or other recovery of damages against the Corporation and/or its Board, officers, employees or stockholders with respect to any adverse federal and state tax consequences or other related costs and expenses Optionee may in fact incur under Code Section 409A (or the corresponding provisions of state income tax laws) as a result of the option.

18. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b) This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 19(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Change in Control in which this option is not to be assumed or otherwise continued in effect, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

(c) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Option Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporation shall mean Veritone, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Veritone, Inc. which shall by appropriate action assume this option.

G. Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

K. Exercise Schedule shall mean the Exercise Schedule specified in the Grant Notice pursuant to which Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

L. Exercise Notice shall have the meaning assigned to such term in Paragraph 9(a)(i).

M. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

N. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers for that particular Stock Exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is not at the time listed on any Stock Exchange, then the Fair Market Value shall be determined by the Plan Administrator through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code; provided, however, that if the option is designated as an Incentive Option in the Grant Notice, then such Fair Market Value shall be determined in accordance with the standards of Section 422 and the applicable Treasury Regulations thereunder.

O. Family Member shall mean any of the following members of Optionee’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

P. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

Q. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

R. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

S. Market Stand-Off shall mean the market stand-off restriction specified in Paragraph 10(c).

T. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

U. 1933 Act shall mean the Securities Act of 1933, as amended.

V. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

W. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

X. Option Shares shall mean the number of shares of Common Stock subject to the option.

Y. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

Z. Owner shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

AA. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

BB. Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares to one or more of the Optionee’s Family Members or to a trust established for Optionee or one or more such Family Members, provided and only if Optionee obtains the Corporation’s prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

CC. Plan shall mean the Corporation’s 2014 Stock Option/Stock Issuance Plan.

DD. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

EE. Purchased Shares shall mean the number of Option Shares purchased upon an exercise of this option.

FF. Recapitalization shall mean any of the following transactions affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Corporation’s receipt of consideration.

GG. Reorganization shall mean any of the following transactions:

(i) a merger or consolidation in which the Corporation is not the surviving entity,

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

(iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

HH. Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though Optionee may subsequently continue to perform active services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which the Option (if designated as an Incentive Option in the Grant Notice) may be exercised as such an Incentive Option under the federal tax laws, Optionee’s

Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Optionee is on a leave of absence.

II. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

JJ. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.